# Thunder Mountain Gold Inc.

WWW.THUNDERMOUNTAINGOLD.COM • THMG.OB (NASDAQ)

## CREATING VALUE THROUGH INNOVATIVE EXPLORATION AND PROPERTY ACQUISITION

### MANAGEMENT

- **Jim Colord**
  President and Chief Executive Officer, Director, M.S. Geology - Mackay School of Mines.
- **G. Peter Parsley**
  P.G. Vice President, Director, Registered Professional Geologist M.S. Geology - Idaho B.S. Geology - Idaho
- **Eric T. Jones**
  V.P. Investor Relations, Chief Financial Officer, Director. B.S. Geological Engr.- Idaho

### OTHER DIRECTORS

- **Doug Glaspey**
  C.O.O., Director of U.S. Geothermal Inc. (AMEX: HTM) B.S. Mineral Processing Engineering
- **Dr. Robin McRae**
  (Ret.) O.D. Pacific University B.S. - Oregon
- **Ed Fields**
  M.S. Geology - Wyoming B.S. Geology - Occidental

### COMPANY FACTS

| | |
|---|---|
| SYMBOL | THMG |
| Shares Outstanding | 17.5 M |
| Shares Authorized | 205 M |
| Founded | 1935 |
| Registration | NEVADA |

**THUNDER MOUNTAIN GOLD**
**5248 W. Chinden**
**Boise, ID 83714**

### SOUTH MOUNTAIN

South Mountain Claim Group was purchased by Thunder Mountain Gold in 2007 from a private landowner. This flagship property was first mined in the late 1800s. Mineralization consists of skarn-hosted polymetallic sulfide ore bodies hosted in a Paleozoic and/or Mesozoic carbonate unit. The principal metals at South Mountain are silver, zinc, lead, copper, and gold. The property was mined underground extensively during World War II, and smelter records for direct ship from the mine during the periods 1940 through 1954 showed a total of 53,642 tons of ore that contained 15,593,000 pounds of zinc (14.5%), 2,562,300 pounds of lead (2.4%), 1,485,200 pounds of copper (1.4%), 566,439 ounces of silver (10.6 ounces per ton)(opt) and 3,120 ounces of gold (0.058 opt). In addition to the direct ship ore, a flotation mill operated on the property during the mid-1950s, and processed in excess of 20,000 tons of ore. Drilling is scheduled for August 2008.



IDAHO

### CLOVER MOUNTAIN

Clover Mountain - Thunder Mountain controls forty unpatented lode mining claims, covering approximately 800 acres, near Clover Mountain in Owyhee County, Idaho. Historic records indicate limited production of gold and silver ore occurred in the Clover Mountain area in 1917. More recent rock chip sampling has revealed anomalous gold values to 0.058 ounces per ton, with base metal values ranging from a trace to1.25% copper and from a trace to 1.54% zinc in areas of veining near the contact between the granitic stock and northwest trending rhyolitic dikes.

### THE TROUT CREEK

The Trout Creek target in the Reese River Valley area south of Battle Mountain, Lander County, Nevada, was staked by Thunder Mountain in 2007. The target consists of a total of 60 unpatented lode mining claims, and is defined by a regional gravity high-low flexure and also by a magnetic anomaly confirmed through ground magnetic survey initiated by the Thunder Mountain during the summer of 2007. The anomaly is located in the pediment of the Shoshone Range and is covered by what is interpreted to be fairly shallow alluvial fan deposits. Trout Creek is located on an important trend with Newmont`s Phoenix Mine and the Gold Acres, Pipeline, and Cortez Mine lie to the southeast.



NEVADA

### WEST TONOPAH

Thunder Mountain`s West Tonopah Property consists of eight unpatented lode mining claims totaling 160 acres in the Tonopah Mining District, Esmeralda County, Nevada. The target is projected to be 500 to 800 feet deep and would initially be tested by surface drilling. The typical veins in this area are projected to be 10-20 feet thick, with ore shoots up to 50 feet thick. Historic mining in the area produced 15 to 20 ounces per ton (opt) silver and 0.15 to 0.20 opt gold. From 1900 to 1952, the Tonopah District produced 174,153,600 ounces silver and 1,861,000 ounces of gold from 8,798,000 tons of ore for an average grade of approximately 20 opt silver and 0.21 opt gold.

### ARIZONA CLAIMS GROUPS

Two claim groups were staked in 2008 that total 41 unpatented lode claims targeting gold and copper mineralization at the contact between Pre-Cambrian gneiss and Tertiary volcanics. The claim groups cover prospective geology for detachment style precious and base metal deposits. Select rock chip-channel samples of exposures in shallow workings adjacent to the main targets are highly anomalous in gold and copper.



ARIZONA

# Thunder Mountain Gold Inc.

WWW.THUNDERMOUNTAINGOLD.COM • THMG.OB (NASDAQ)

## THMG - CORPORATE PROFILE

Thunder Mountain Gold Is a U.S.— based exploration company focused on uncovering some of the best high-grade, high-quality precious and base metal resources in politically stable mining regions.

| | |
|---|---|
| INCORPORATED: | Idaho, 1935<br>Changed to Nevada, 2008 |
| COMMON SHARES OUTSTANDING: | 17.5M shares of Common Stock/Warrants as of 07/31/08 (fully-diluted) |
| "FREE TRADING" SHARES: | 6,500,000 (approximately) |
| Percent Held by Insiders: | Approx 33% |
| PREFERRED SHARES AUTHORIZED: | 5 Million |
| COMMON SHAREHOLDERS: | Over 2,000 |
| FINANCIAL: | Audited and SOX Compliant; 10Ks/10Qs Current |
| FISCAL YEAR END: | December 31st |
| ASSETS (07/31/08): | $750,000 (cash) |
| ADDITIONAL ASSET: | $7.5 million Charitable Contribution Deduction made in 2005. Carryover — 5 years. |
| LIABILITIES/Debt: | None |

**Forward-Looking Statements:** Statements made which are not historical facts, such as anticipated production, exploration results, costs or sales performance are "forward-looking statements", and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals prices volatility, volatility of metals production, exploration project uncertainties, industrial minerals market conditions and project development risks. Refer to the Company's Periodic Filings for a more detailed discussion of factors that may impact expected future results. Thunder Mountain Gold undertakes no obligation to publicly update or revise any forward-looking statements.